CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 42 to the Registration

Statement on Form N-1A of First Investors Life Series Funds (File Nos. 002-98409 and 811-04325) and

to the use of our report dated February 27, 2009 relating to the December 31, 2008 financial statements and financial highlights of the twelve funds comprising First Investors Life Series Funds, which are included in said Registration Statement.

/s/ Tait, Weller & Baker LLP

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

April 24, 2009